UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

ATS Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51552	11-3747850
(State or Other	(IRS Employer	Identification No.)
Jurisdiction of Incorporation)	(Commission File Number)

7915 Jones Branch Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03               Material Modification to Rights of Security Holders

The Registrant’s original Warrant Agreement, dated as of October 19, 2005 (the “Original Warrant Agreement”), between the Registrant (formerly known as Federal Services Acquisition Corporation) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), provided that the Registrant would register and maintain the registration of the shares of common stock underlying the warrants issued under the Original Warrant Agreement and did not specify a penalty in the absence of the Registrant’s ability to deliver registered shares to holders upon exercise of the warrants.  Further, the Original Warrant Agreement did not specify that the Registrant could not be obligated to net cash settle the instrument.  Accordingly, under Emerging Issues Task Force 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” or EITF 00-19, the registration of the common stock underlying the warrants was not within the Registrant’s control, and, as a result, the Registrant was required to assume that the Registrant could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability.

On March 14, 2007 the Registrant and the Warrant Agent entered into a Warrant Clarification Agreement, a copy of which is attached hereto as Exhibit 4.1, specifically providing that (a) if a warrant has not previously been exercised and if there is no then current and effective registration statement under the Securities Act of 1933 covering the warrant on its expiration date, the warrant will expire unexercised and without value and unredeemed on the expiration date and (b) under no circumstances will the Registrant be obligated to pay registered holders of warrants any cash or other consideration or otherwise “net cash settle” the warrants.

As a result of entering into the Warrant Clarification Agreement, effective March 14, 2007 the Registrant is no longer required to compute and account for the fair value of the warrants as “warrant liabilities” on the Registrant’s balance sheet, nor show unrealized changes in the value of the warrants in the Registrant’s statement of operations as “gain (loss) on warrant liability.”

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

4.1           Warrant Clarification Agreement dated March 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       March 14, 2007

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Warrant Clarification Agreement dated March 14, 2007